UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2009

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 27, 2009 and April 28, 2009, Performance Technologies, Incorporated (“the Company”) adopted two pre-arranged, non-discretionary stock trading plans in connection with the Company’s stock repurchase plan which was announced on October 29, 2008. These stock trading plans were adopted in accordance with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended, and the Company’s policies governing stock transactions by directors, executive officers and other employees. Rule 10b5-1 allows corporate insiders, as well as the Company, to establish pre-arranged stock trading plans when not in possession of material non-public information, to provide for non-discretionary trading in the Company’s stock during the Company’s pre-determined “blackout” periods, those periods during which the Company, its executive officers and certain employees may not trade in the Company’s stock.

Each of these plans provides for the periodic purchase of the Company’s stock on the open market, in an amount of aggregate purchases under each plan of not greater than $4.3 million. The first plan becomes effective on June 6, 2009 and terminates on July 27, 2009. The second plan becomes effective on September 9, 2009 and terminates on October 26, 2009.

Transactions made under these Rule 10b5-1 trading plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, the Company does not undertake to report stock trading plans by the Company’s officers or directors, or to report modifications or termination of any publicly-announced plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

May 1, 2009	By: /s/	John M. Slusser
John M. Slusser
President and Chief Executive Officer

May 1, 2009	By: /s/	Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President and Chief Financial Officer